                                                                   EXHIBIT 10.10








                           Airline Services Agreement

                                     between

                           Midway Airlines Corporation

                                       and

                                     RDU Co.







____________
* Signifies marked portion deleted and filed separately with the Commission pursuant to request for confidential treatment.

                                TABLE OF CONTENTS


ARTICLE                         TITLE                                       PAGE

I.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

II.    SCOPE AND TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
       A.  Scope . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
       B.  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

III.   SUPPORT SERVICES AND FACILITIES . . . . . . . . . . . . . . . . . . .   2
       A.  Special Services. . . . . . . . . . . . . . . . . . . . . . . . .   2
       B.  Communications. . . . . . . . . . . . . . . . . . . . . . . . . .   3
       C.  Reservations. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
       D.  Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
       E.  Station Support Services. . . . . . . . . . . . . . . . . . . . .   5
       F.  Tariffs and Schedule Publication. . . . . . . . . . . . . . . . .   5
       G.  Settlement. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
       H.  Advertising and Promotion . . . . . . . . . . . . . . . . . . . .   6
       I.  Automation. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
       J.  RDU's Information . . . . . . . . . . . . . . . . . . . . . . . .   7

IV.    RDU's SCHEDULED AIR SERVICES. . . . . . . . . . . . . . . . . . . . .   7
       A.  RDU's Flight Schedules. . . . . . . . . . . . . . . . . . . . . .   7
       B.  Aircraft and Ramp Operations. . . . . . . . . . . . . . . . . . .   7
       C.  Flight Crews. . . . . . . . . . . . . . . . . . . . . . . . . . .   8

V.     EXCLUSIVITY AND INITIATION OF NEW SERVICE . . . . . . . . . . . . . .   8
       *
       *
       *

VI.    FRANCHISE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
       A.  Grant of Franchise. . . . . . . . . . . . . . . . . . . . . . . .   9
       B.  Terms and Conditions. . . . . . . . . . . . . . . . . . . . . . .   9
       C.  Infringement. . . . . . . . . . . . . . . . . . . . . . . . . . .   9

VII.   ADDITIONAL UNDERTAKINGS . . . . . . . . . . . . . . . . . . . . . . .   9
       A.  Purchasing Cooperation. . . . . . . . . . . . . . . . . . . . . .   9
       B.  Travel Privileges . . . . . . . . . . . . . . . . . . . . . . . .   9
       C.  Signage . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
       D.  FIDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

VIII.  DIVISION OF REVENUE . . . . . . . . . . . . . . . . . . . . . . . . .   9
       A.  Local Fares . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
       B.  Through Fares . . . . . . . . . . . . . . . . . . . . . . . . . .   9

       ____________
       * Signifies marked portion deleted and filed separately with the Commission pursuant to request for confidential treatment.

ARTICLE                               TITLE                                 PAGE

       C.  Joint Fares . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

IX.    MAINTENANCE AND FUELING . . . . . . . . . . . . . . . . . . . . . . .  10

X.     U.S. MAIL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

XI.    INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
       A.  Comprehensive Airline Liability Insurance . . . . . . . . . . . .  10
       B.  Aircraft Hull All Risks Insurance . . . . . . . . . . . . . . . .  10
       C.  Certificates of Insurance . . . . . . . . . . . . . . . . . . . .  10
       D.  Midway's Insurance. . . . . . . . . . . . . . . . . . . . . . . .  10

XII.   LIABILITY AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .  10
       A.  Employer/Employee Liability . . . . . . . . . . . . . . . . . . .  10
       B.  Performance of the Parties. . . . . . . . . . . . . . . . . . . .  11
       C.  Midway's Traffic Documents. . . . . . . . . . . . . . . . . . . .  11
       D.  The Parties . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

XIII.  PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

XIV.   INDEPENDENT CONTRACTORS AND WAIVER OF CONTROL . . . . . . . . . . . .  12
       A.  RDU . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       B.  Midway. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       C.  Unauthorized Obligation . . . . . . . . . . . . . . . . . . . . .  12
       D.  RDU's Flights . . . . . . . . . . . . . . . . . . . . . . . . . .  12

XV.    DEFAULT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . .  12
       A.  Financial and Operational Default . . . . . . . . . . . . . . . .  12
       B.  Breach. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       C.  Liability at Termination. . . . . . . . . . . . . . . . . . . . .  13

XVI.   ASSIGNMENT, MERGER AND ACQUISITION. . . . . . . . . . . . . . . . . .  13
       A.  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       B.  Merger and Acquisition. . . . . . . . . . . . . . . . . . . . . .  14

XVII.  CHANGE OF LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

XVIII. TAXES AND PERMITS . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       A.  Indemnification for Fees, Taxes and Charges . . . . . . . . . . .  14
       B.  Indemnification for Employee Taxes and Obligations. . . . . . . .  14
       C.  Legal Obligations . . . . . . . . . . . . . . . . . . . . . . . .  14

XIX.   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

XX.    APPROVALS, WAIVERS AND AMENDMENTS . . . . . . . . . . . . . . . . . .  15

ARTICLE                               TITLE                                 PAGE

       A.  Approval Requests and Responses . . . . . . . . . . . . . . . . .  15
       B.  Waiver of Compliance. . . . . . . . . . . . . . . . . . . . . . .  15
       C.  Written Amendments. . . . . . . . . . . . . . . . . . . . . . . .  16

XXI.   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

XXII.  ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

XXIII. CUMULATIVE REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . .  16

XXIV.  FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

XXV.   SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

XXVI.  ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       A.  Disclaimer of Warranties. . . . . . . . . . . . . . . . . . . . .  17
       B.  Understanding . . . . . . . . . . . . . . . . . . . . . . . . . .  17

XXVII. ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                           AIRLINE SERVICES AGREEMENT


This Agreement made and entered into this 8th day of August, 1995, by and between MIDWAY AIRLINES CORPORATION, a Delaware corporation having its principal address at 300 W. Morgan Street, Durham, NC 27702 ("Midway"), and RDU Co., having its principal mailing address at 190 Norwest Financial Center, 7900 Xerxes Avenue South, Bloomington, MN 55431 ("RDU").

WITNESSETH:

WHEREAS, Midway holds a certificate of public convenience and necessity issued by the Civil Aeronautics Board authorizing Midway to engage in air transportation of persons, property and mail, and is a major airline providing scheduled air service in national markets;

WHEREAS, RDU is a regional air carrier that will be engaged in air transportation of persons and property pursuant to Department of Transportation ("DOT") Economic Regulations and will provide scheduled service in particular regions; and

WHEREAS, RDU is an Affiliate (as hereunder defined) of Great Lakes Aviation, Ltd., an Iowa Corporation, which is also a regional air carrier.

WHEREAS, Midway owns various trademarks, service marks, trade names, logos and emblems;

WHEREAS, RDU wishes to acquire and Midway wishes to provide RDU with a non-exclusive franchise to use one or more of the Identifications (as hereinafter defined) in connection with its scheduled air transportation services.

NOW, THEREFORE, in consideration of the foregoing premises, mutual covenants and obligations hereinafter contained, the parties agree as follows:

I.     DEFINITIONS
       A. "ACTUAL COST" means reasonable costs incurred and paid by Midway, not including any markup by Midway or any additional administrative service charge imposed by Midway.
       B. "AFFILIATE", with respect to Midway and RDU, means any entity or person controlling, controlled by or under common control of Midway or RDU, respectively.
       C. "AIRLINES CLEARING HOUSE INC. (ACH)" means the organization through which airlines customarily settle revenue exchange billings for traffic documents.
       D. "AUTOMATION EQUIPMENT" means a minimum of one terminal and associated equipment, for printing messages, data, air tickets and boarding passes.
       E. "AUTOMATION INFORMATION" means all instructions, procedures and manuals provided by Midway in connection with RDU's use of SABRE and Automation Equipment.
       F. "COMPLEMENTARY LOCATION" means any airport where both Midway and RDU provide scheduled airline service.
       G. "DESIGNATOR" means "JI" or such other two-letter designator code as Midway may specify to identify its flights.
       H.   "HUB CITY" means Raleigh/Durham, NC.
       I. "IDENTIFICATION" means the "Midway Connection" and associated trade names, trademarks, service marks, graphics, logo, color schemes and other identification authorized by Midway for use by RDU operating under this Agreement.

       J. "PRIMARY LOCATION" means any airport where RDU Operations are provided and Midway does not provide scheduled airline services, as identified on Exhibit A attached hereto.
       K. "RDU" means RDU Co., using the Midway Designator and Identification pursuant to this Agreement.
       L. "RDU" OPERATIONS means scheduled airline services performed by RDU Co. using the Designator and Identification pursuant to this Agreement.
       M. "RESERVED CITY" means any of those airports identified on Exhibit A, attached hereto.
       N. "SABRE" means the computerized reservations and ticketing service (or any similar or substitute service used by Midway), which performs flight, hotel, rental car and/or other travel related services, reservations and/or ticket issuance functions.

II.    SCOPE AND TERM
       A.   SCOPE
       The scope of this Agreement pertains to RDU's Operations to/from Raleigh/Durham, NC and Chicago Midway Airport, such Chicago Midway Airport service shall be subject to Midway's prior written approval.
       Notwithstanding anything to the contrary contained in this Agreement, RDU shall be entitled to operate additional scheduled airline services under its own name or of another airline, provided that such services shall not make use of any of the services, facilities or licenses provided to RDU by Midway under this Agreement and that any aircraft used in providing such services shall not bear any Identification or Designator code and flight number in such market, and provided further, that RDU will be permitted to use the designator code of another airline only if (a) the service provided for such airline is operated under a separate subsidiary or division using separate aircraft, flight crews, counter-personnel and gate facilities and (b) RDU is not using the designator code of another airline on any airport-pair route on which RDU uses the Identification or Designator hereunder.
       B.   TERM
       This Agreement becomes effective upon execution and upon securing any and all necessary governmental approvals (Effective Date), but the operations and services provided for by this Agreement shall fully commence on OCTOBER 1, 1995 ("Implementation Date") and shall continue in effect for 9 years from the Implementation Date; provided, however, if such governmental approvals are not secured by the Implementation Date, then this Agreement shall automatically terminate unless extended by the parties. In addition, either party may terminate this Agreement by serving, upon the other party, 6 month's prior written notice of its intent to terminate the Agreement, provided the effective date of such termination shall not be earlier than the date which is the last day of the 24th month following the Implementation Date.

III.   SUPPORT SERVICES AND FACILITIES
       A.   SPECIAL SERVICES
       Midway shall provide to RDU the following services and facilities:
            1. Designator. All of RDU Operations shall be displayed in SABRE, the Official Airline Guide ("OAG") and all other computerized reservations systems, using the Designator and flight numbers within a range provided by Midway.
            2. Station Automation. Midway shall provide to RDU its automated check-in, ticketing, boarding pass, advance seat reservation and baggage tracing software systems.


                                       2.

            3. Frequent Flyer. RDU shall participate in American Airlines' frequent flyer program for so long as Midway shall participate in such program and to the extent that Midway is able to obtain the consent of American Airlines to allow RDU's participation. Should Midway terminate its participation in American Airlines' frequent flyer program and subsequently participate in a different program, Midway shall use its best efforts to include RDU Operations in such different frequent flyer program. RDU shall pay Midway its Actual Cost for participation in the frequent flyer program.
            4. Ticket Office Forms. Midway shall provide to RDU, at RDU's expenses, not to exceed Midway's Actual Cost, an adequate supply of ticketing and baggage forms, including, but not limited to, ticket stock and baggage tags, with the Identification for use by Midway and RDU.
            5. Ticket Handling Fees. Ticket handling fees assessed by carriers other than Midway relating to passage on RDU's flights shall be paid by RDU.
            6. Dishonored Credit Card and Bad Check Expense. Midway shall pay all dishonored credit card and bad check expenses for Midway tickets written by RDU only when RDU has followed Midway's credit card and check acceptance procedures.
            7. Credit Card Fees. RDU shall pay to Midway its Actual Cost for credit card fees assessed on Midway flight coupons lifted by RDU Operations.
       B.   COMMUNICATIONS
            1. Midway shall provide and maintain or arrange for the provision of reservations telephone lines connecting cities served by RDU Operations with Midway's reservations centers. At RDU's expense, Midway shall establish, operate and maintain or arrange for the provision of communication lines from RDU's airport ticket offices and other selected locations linking the Automation Equipment there with SABRE.
            2. RDU shall take reasonable precautions to protect the Automation Equipment installed at RDU's locations.
       C.   RESERVATIONS
            1.   Midway shall provide the following reservation functions for
            RDU:
                 a. Answer reservation telephones, provide information, schedules, fares, make bookings and provide other services normally associated with airline reservations services in accordance with Midway's established procedures.
                 b. Answer telephone calls at a service level the same as for Midway's customers.
                 c. Reaccommodate and notify passengers of confirmation on Midway, RDU and other airlines and clearance from wait list.
                 d.    Review and process inbound prepaid ticket advances.
                 e. Provide tariff interpretation support services to RDU's employees.
            2.   Midway shall provide through SABRE the following services for
            RDU:
                 a. Establishment, maintenance, display and change of passenger name records (PNR's).
                 b. Confirmation of passenger against seat inventory on RDU's and Midway's flights and on other airlines where flight availability is maintained in SABRE.
                 c.    Maintenance of seat availability for RDU's Operations.
                 d. Transmission of availability status messages (AVS) In accordance with Standard Interline Passenger Procedures for RDU Operations.

                 e. Process inbound reservations messages received from ARINC directed to RDU Operations.
                 f. Routing of all inbound messages received from ARINC, other than stated in Article III.D(2)(e) above, to a computer message queue.
            3. RDU shall pay to Midway its Actual Cost for providing reservation services, including its Actual Cost for reservations services performed by third party contractors. Actual Cost shall be determined by calculating the percentage of RDU's revenue passengers to total revenue passengers carried on flights using the Designator and applying the resulting percentage to the total cost of Midway's reservations services.
            4. RDU shall pay Computerized Reservations System (CRS) booking fees, whether billed directly to RDU or through Midway, not exceeding the rate for which Midway pays booking fees, for all bookings on RDU made by SABRE subscribers. RDU shall pay to Midway its Actual Cost for all CRS fees charged to Midway for bookings on RDU received from computerized reservations systems.
            5.   The reservation services to be provided by Midway under this
Article III.C do not, and are not intended to, preclude RDU from continuing to handle its own groups, inventory control and yield management.
       D.   OPERATIONS
            1. RDU Operations shall meet or exceed the following performance standards.
                 a.    RDU shall achieve a                    *
                                                            , or factors equal
                       to Midway's actual performance, whichever is lower, unless prevented from doing so by reason beyond RDU's control including, but not limited to, weather, field conditions and Air Traffic Control.
                 b. RDU shall comply with all of Midway's customer service policies and procedures to achieve the same quality of airline services provided by Midway, taking into account the difference in equipment and facilities of Midway and RDU.
                 c. RDU, at its expense, shall attire its public contact personnel in uniforms of a design and color similar to Midway's uniforms or as otherwise specified by Midway.
            2. In the event of flight delays, cancellations or other schedule irregularities affecting RDU's flights, and as soon as information concerning such irregularities is available, RDU shall update SABRE to reflect such information.
            3. Midway and RDU represent and warrant one to the other that all air transportation services performed by each of them pursuant to this Agreement or otherwise shall be conducted in full compliance with all applicable statutes, orders, rules and regulations, whether now in effect or hereafter promulgated, of all governmental agencies having jurisdiction over each of their separate operations, including, but not limited to, the Federal Aviation Administration ("FAA") and the Department of Transportation ("DOT"). Midway's and RDU's compliance with such governmental statutes, orders, rules and regulations shall be the sole and exclusive obligation of Midway and RDU, respectively.
            4. From time to time and upon the request of RDU or its flight crews, Midway may furnish RDU's flight crews with such National Weather Service information as may be available to Midway, which information shall not be deemed to have been warranted by Midway.

       ____________
       * Signifies marked portion deleted and filed separately with the Commission pursuant to request for confidential treatment.

       E.   STATION SUPPORT SERVICES
            1. At Primary Locations, RDU shall employ its own personnel or a contract agent to perform the following functions:
                 i)  gate check-in  ii)  passenger enplaning/deplaning,
                 iii)  aircraft loading/unloading, iv)  aircraft servicing,
                 v)  aircraft maintenance, and vi)  passenger ticketing.
            2. At the Hub City, Midway shall, at its expense, provide ticket counter and baggage claim services for RDU's flights and RDU shall, at its expense, provide the personnel and/or a contract agent to perform gate check-in and ramp operations functions for its flights. Ground handling services at Complementary Locations shall be negotiated through separate ground handling agreements between RDU and Midway.
       F.   TARIFFS AND SCHEDULE PUBLICATION
            1.   General
            RDU shall unilaterally establish fare classes and fare levels for all services provided solely by RDU. Midway and its employees shall have no authority to establish RDU's online fares, nor to interfere with RDU's independent establishment of its fares. RDU shall comply with DOT regulations pertaining to public disclosure of its tariffs and services.
            2.   Passenger Fares
                 a. Upon execution of this Agreement, all such passenger fare tariffs published for RDU Operations shall be included as part of Midway's tariff. Prior to the Implementation Date, RDU shall notify the Airline Tariff Publishing Company ("ATPCO") or any successor company performing the same or equivalent services that Midway is authorized to supply, modify or withdraw RDU's fare information.
                 b. All additions and changes to RDU's tariffs must be made through Midway. Midway shall file with ATPCO changes to such fares as requested by RDU without unreasonable delay and in a manner and priority consistent with Midway's filings of its own fares. All such fares shall be filed with ATPCO and listed as Midway fares.
            3.   Air Freight Rates
            In the event Midway and RDU desire to provide through cargo and/or small package service, a separate agreement may be negotiated to provide for such services.
            4.   Timetables
            Midway shall include as Midway flights all RDU's flights in computerized reservations systems, Midway's internal reservations system, and joint city and system timetables. All such connections to Midway shall be listed as Midway connections.
       G.   SETTLEMENT
            1.   Sales
            *



            2.   Lift

       ____________
       * Signifies marked portion deleted and filed separately with the Commission pursuant to request for confidential treatment.

                 a. Revenue accounting procedures for and costs for the accounting of lifted flight coupons from RDU Operations shall be determined by the parties.
                 b.    *







            3. Should Midway fail to make payments to RDU as specified in G.2.b.1 and 2 above, RDU may collect the appropriate amount from Midway via the ACH with notice to Midway prior to such collection.
            4.   Modified Procedures
            Midway and RDU may establish alternative or modified passenger sales procedures in order to accommodate tickets and exchange orders issued by air carriers which are not participants In the ACH.
            5.   Audits
            During normal business hours Midway may conduct on-site audits of tickets, exchange orders, refunds and other records relating to RDU's sales and refund activity.
            6. Midway may set off against any payment due to RDU hereunder any amount owed, but not paid, to Midway by RDU hereunder. Midway shall identify the amount of setoff, if any, and provide supporting documentation for such setoff, to RDU at the time such setoff is made or as soon thereafter as is practical.
       H.   ADVERTISING AND PROMOTION
            1. The parties shall promote each other's services through sales, advertising, and promotional support to enhance the interline exchange of passengers between the parties. The parties shall confer regularly to determine the nature and scale of such promotional efforts and to reasonably allocate any costs associated therewith.
            2. During the term of this Agreement, Midway shall grant RDU the nonexclusive right to use, at RDU's sole expense, the Identification for advertising RDU Operations. Any and all such advertisements using the Identification shall identify Midway as the owner of the Identification, and to the extent that any Identification is registered, shall so specify. No advertisement, solicitation, document or other material using any Identification shall be published or otherwise promulgated without Midway's prior inspection and approval.
       I.   AUTOMATION
            1. At RDU's expense, Midway shall install or cause to be installed Automation Equipment at all Primary Locations and selected administrative locations. Any and all modifications, enhancements, improvements or developments pertaining to the Automation Equipment, or other

       ____________
       * Signifies marked portion deleted and filed separately with the Commission pursuant to request for confidential treatment.

new related technology, shall be made available by Midway at RDU's expense.
            2. Midway shall train RDU's instructor personnel in the proper use of SABRE and Automation Equipment. RDU shall pay all living and travel expenses incurred by its personnel in receiving such training.
            3. At RDU's expense, Midway shall provide or cause to be provided to RDU repair and maintenance services required for the Automation Equipment.
            4. Midway shall notify RDU of any scheduled or preannounced downtimes of SABRE.
       J.   RDU'S INFORMATION
            RDU shall furnish to Midway all information as Midway may require to carry out the services and functions contemplated by this Article III.

IV.    RDU's SCHEDULED AIR SERVICES
       A.   RDU'S FLIGHT SCHEDULES
            1. RDU shall coordinate with Midway on the expansion of RDU Operations to any new airport pairs. RDU and Midway shall endeavor in good faith to provide optimal coordination of service, except that RDU shall have a final right of determination, in its sole discretion, as to which Primary Locations it shall serve. Initial RDU Operations shall be as specified in the implementation plan as described in Exhibit B attached hereto. RDU Operations at Complementary Locations and any airport other than Primary Locations shall be subject to Midway's prior written approval.
            2. Midway reserves the right to commence service to any Reserved City and RDU agrees that it will not commence RDU Operations to any Reserved City unless it shall have received a prior written waiver from Midway of its reservation of the Reserved City. If Midway subsequently commences service to a Reserved City to which it has given RDU a written waiver of its reservation, then RDU shall assign, and Midway shall assume, all of RDU's rights and obligations under any airport leases or other airport contracts entered into by RDU at that city, so long as such leases or contracts have either been approved by Midway at the time it executed the waiver or subsequent thereto, such approval not to be unreasonably withheld. If Midway commences service to a Reserved City as to which a waiver has been given, such Reserved City shall thereafter be deemed a Complementary Location as long as RDU Operations continue at that city.
            3.   RDU Operations shall be determined by RDU.
       B.   AIRCRAFT AND RAMP OPERATIONS
            1. At the Hub City, RDU shall, at its expense, lease gate and ramp operations space.
            2. At Complementary Locations, Midway shall provide RDU's Operations with adequate and appropriate areas for RDU's use, including ramp space, gate holding space, and operational office space.
            3.   a.    The existing aircraft and any replacement aircraft
                       utilized in RDU Operations shall bear the Identification.
                       Technical specifications and requirements covering aircraft color, schemes, the Identification and other elements of exterior and interior aircraft decor and standards shall be provided to RDU by Midway and RDU shall comply with such specifications and standards.

                 b. RDU shall use and display a suitable sign or insignia on the exterior of its aircraft identifying RDU as the operator of the RDU Operations being provided hereunder. The use and display of such sign or insignia shall be subject to the prior written approval of Midway as to its nature, size and location on RDU's aircraft.
                 c. RDU shall utilize only Embraer EMB120 and/or Beechcraft 1900 (Models C and/or D) aircraft in RDU Operations; provided, however, RDU's use of Beechcraft 1900 aircraft shall not exceed thirty percent of its fleet used in RDU Operations after April 1, 1996.
            4. If RDU is unable to operate a particular scheduled frequency with an aircraft bearing the Identification, RDU shall be permitted to operate substitute aircraft for a reasonable time not exceeding 60 days. RDU shall use reasonable efforts to secure an aircraft bearing the Identification for RDU's Operations.
            5. Midway may change the Identification. RDU may be required to use new or different Identification, provided that Midway shall pay all of RDU's costs of changing the Identification.
       C.   FLIGHT CREWS
            1. All of RDU Operations shall be operated with RDU's crews consisting of a captain or pilot, and a first officer or co-pilot. All such crew members shall meet all applicable governmental and insurance requirements, and shall be fully licensed and qualified for the services to be performed. In addition, RDU's captains shall hold a current Airline Transport Pilot Certificate.
            2. RDU's flight attendants shall satisfy applicable governmental requirements.

V.     EXCLUSIVITY AND INITIATION OF NEW SERVICE
       *






       ____________
       * Signifies marked portion deleted and filed separately with the Commission pursuant to request for confidential treatment.

VI.    FRANCHISE
       A.   GRANT OF FRANCHISE
       RDU's Operations shall be conducted with the Designator and Identification. Midway grants to RDU, during the term of and in accordance with this Agreement, a nonexclusive, nontransferable franchise to use the Designator and Identification in connection with RDU Operations.
       B.   TERMS AND CONDITIONS
       Midway owns the Identification. RDU shall not infringe, abridge, or challenge the Identification.
       C.   INFRINGEMENT
       Midway, at its expense, shall defend RDU against any claim that RDU's use of the Identification in connection with RDU Operations pursuant to this Agreement infringes a registered trademark or service mark of any third party. Midway shall also indemnify and hold RDU harmless against all costs, damages, and attorneys' fees that result from such claims.

VII.   ADDITIONAL UNDERTAKINGS
       A.   PURCHASING COOPERATION
       Each party shall use its good faith efforts to assist the other in obtaining goods and services useful to the other party in the most economical manner including, without limitation, fuel, uniforms, supplies and ground equipment.
       B.   TRAVEL PRIVILEGES
       Each party shall grant to the employees of the other party travel privileges that are no less favorable than travel privilege arrangements between Midway and any other carrier.
       C.   SIGNAGE
       Promptly after the Implementation Date, RDU shall display in all Primary Locations and Complementary Locations signage specified by Midway. Midway shall pay for the production of all signage bearing the Identification and Midway shall thereafter be the owner of such signage. RDU shall pay the reasonable costs of installation and maintenance of the signage. Upon termination of this Agreement RDU shall return to Midway all such signage owned by Midway.
       D.   FIDS
       At Hub City and Complementary Locations, RDU Operations shall be displayed in Midway's Flight Information Display System (FIDS).

VIII.  DIVISION OF REVENUE
       A.   LOCAL FARES
            *

       B.   THROUGH FARES
            *




       ____________
       * Signifies marked portion deleted and filed separately with the Commission pursuant to request for confidential treatment.

       C.   JOINT FARES
            *


IX.    MAINTENANCE AND FUELING     Midway, shall have no responsibility for the
airworthiness, maintenance or fueling of RDU's aircraft or for the failure of RDU's aircraft or the operation thereof by RDU to comply with applicable laws, regulations, orders or the like.

X.     U.S. MAIL
       In the event that Midway and RDU are required or desire to provide through mail service, a separate agreement may be negotiated to provides mail services.

XI.    INSURANCE
       RDU shall procure and maintain in full force and effect, at its own expense, a policy or policies of insurance with an insurance company or companies satisfactory to Midway. At a minimum the insurance shall provide the following coverages:
       A.   COMPREHENSIVE AIRLINE LIABILITY INSURANCE
       Comprehensive Airline Liability Insurance, including but not limited to Aircraft Liability, Passenger Liability, Comprehensive General Liability Insurance and Cargo and Baggage Liability Insurance, with combined single limits for each and every loss and each aircraft of not less than (a) U.S. $100,000,000, or (b) U.S. $1,000,000 per available seat or (c) the amount RDU currently has in place, whichever is greater and with a deductible no greater than $50,000.
       B.   AIRCRAFT HULL ALL RISKS INSURANCE
       Aircraft Hull All Risks Insurance, including ground and flight coverage on the Aircraft, including its engines and all its parts when installed or temporarily detached from the Aircraft, for an amount not less than that normally carried by similarly situated air carriers.
       C.   CERTIFICATES OF INSURANCE
       On or before the Implementation Date of this Agreement, and not less than 30 days before the expiration or termination date of any insurance required to be maintained by RDU under Sections XI.A and XI.B above, RDU shall furnish Midway with certificates of insurance and such certificates shall name Midway as an additional insured.
       D.   MIDWAY'S INSURANCE
       Midway shall maintain insurance in at least the amounts and coverages that it carries on the Implementation Date subject, however, to adjustments which are customary in the industry. Midway shall provide RDU with evidence of insurance, and Midway shall name RDU as an additional insured.

XII.   LIABILITY AND INDEMNIFICATION
       A.   EMPLOYER/EMPLOYEE LIABILITY
       Each party hereto assumes full responsibility for its employer's liability and Workers Compensation liability to its own officers, directors, employees or agents on account of injury, or death resulting from or sustained in the performance of their respective services under this


       ____________
       * Signifies marked portion deleted and filed separately with the Commission pursuant to request for confidential treatment.

Agreement. Each party, with respect to its own employees, accepts full and exclusive liability for the payment of worker's compensation and employer's liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by the government of the United States or by any state or local governmental body with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each party further agrees to make such payments and to make and file all reports and returns, and to do everything to comply with the laws imposing such taxes, contributions or other payments.
       B.   PERFORMANCE OF THE PARTIES
       Midway and RDU assume liability for and agree to indemnify, release, defend, protect, save and hold each other, their officers, directors, agents, and employees harmless from and against any and all liabilities, damages, expenses, losses, claims, demands, suits, fines, or judgments, including but not limited to, attorneys' and witnesses' fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to or be recovered from the other party, its officers, directors, employees or agents, by reason of any injuries to or deaths of persons or the loss of, damage to, or destruction of property, including the loss of use thereof, arising out of, in connection with, or in any way related to any act, error, omission, operation, performance or failure of performance of Midway or RDU, respectively or of their respective officers, directors, employees and agents. The party seeking indemnification shall give the other party prompt and timely notice of any claim made or suit which in any way results in indemnification, and the indemnifying party shall have the right to compromise or participate in the defense of same to the extent of its own interest so long as it has assumed the obligations in respect thereto and so long as any such compromise will in no event be binding upon the indemnified party.
       C.   MIDWAY'S TRAFFIC DOCUMENTS
       RDU hereby assumes liability for and agrees to indemnify, release, defend, protect, save and hold Midway, its officers, directors, agents, and employees from and against any and all liabilities, damages, losses, claims, demands, suits, fines or judgments, including but not limited to, attorneys' and witnesses' fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to, or be recovered from Midway, its officers, directors, employees, or agents by reason of any losses or damages incurred; (i) on account of the loss, misapplication, theft or forgery of passenger tickets, exchange orders, or other supplies furnished by or on behalf of Midway to RDU, or the proceeds thereof, (whether or not such proceeds have been deposited in a bank and whether or not such loss is occasioned by the insolvency or bankruptcy of either the purchaser of the aforesaid passenger tickets, exchange orders, or other documents or of a bank in which RDU may have deposited such proceeds, other than a loss caused by a bank to which funds have been transmitted at the express direction of Midway); or (ii) as a direct or indirect result of RDU's use of the Designator and/or the Identification in connection with joint fares described in Article VIII.C above. RDU's responsibility hereunder for passenger tickets, exchange orders, and other supplies shall commence immediately upon receipt by RDU of said passenger tickets, exchange orders, and other supplies into the possession of RDU or any duly authorized officer, agent or employee of RDU. Midway shall furnish RDU prompt and timely notice of any claims made, or suits instituted against Midway which in any way, may result in the indemnification hereunder, and RDU shall have the right to compromise or participate in the defense of same to the extent of its own interest so long as it has assumed the obligations in respect thereto and so long as any such compromise will in no event be binding upon Midway.

       D.   THE PARTIES
       As used in this Article XII, all references to Midway include Midway, its Affiliates and their employees, officers, directors and agents; and all references to RDU include RDU, its Affiliates and their respective employees, officers, directors and agents.

XIII.  PAYMENTS
       All amounts payable between Midway and RDU shall be settled through the ACH unless otherwise set forth herein or mutually agreed in writing. Midway may, obtain through the ACH from the account of Great Lakes Aviation, Ltd., amounts owed, but not paid, by RDU.

XIV.   INDEPENDENT CONTRACTORS AND WAIVER OF CONTROL
       A.   RDU
       The employees, agents, and independent contractors of RDU are employees, agents, and independent contractors of RDU for all purposes, and under no circumstances shall they be deemed to be employees, agents or independent contractors of Midway. RDU is an independent contractor and not an agent for Midway -- except that RDU acts as an agent of Midway in issuing Midway's ticket stock and other traffic documents. Midway has no supervisory power or control over RDU's employees, agents or independent contractors engaged by RDU in connection with the performance of RDU Operations.
       B.   MIDWAY
       The employees, agents, and independent contractors of Midway are employees, agents, and independent contractors of Midway for all purposes, and under no circumstances shall be deemed to be employees, agents, or independent contractors of RDU. RDU has no supervision or control over any Midway employees, agents and independent contractors. Midway is an independent contractor and not an agent for RDU.
       C.   UNAUTHORIZED OBLIGATION
            1. Midway is not authorized to make any contract, agreement, warranty, or representation on RDU's behalf, or to incur any debt or obligation in RDU's names; and Midway shall defend, indemnify, save, release and hold RDU, their officers, directors, employees and agents harmless from any and all liabilities, claims, judgments and obligations which arise as a result of or in connection with, or by reason of any such unauthorized obligation made by Midway, its officers, directors, employees, agents or independent contractors.
            2. RDU is not authorized to make any contract, agreement, warranty, or representation on Midway's behalf, or to incur any debt or obligation in Midway's name; and RDU shall defend, indemnify, save, release and hold Midway, its officers, directors, employees and agents harmless from any and all liabilities, claims, judgments and obligations which arise as a result of or in connection with, or by reason of any such unauthorized obligation made by RDU, its officers, directors, employees, agents or independent contractors in the conduct of RDU's operations.
       D.   RDU'S FLIGHTS
       RDU's flights are operated by RDU. RDU shall advise all third parties, including passengers, that RDU Operations are not Midway's operations.

XV.    DEFAULT AND TERMINATION
       A.   FINANCIAL AND OPERATIONAL DEFAULT
       If any party (the "Defaulting Party") becomes insolvent; if another party has evidence that the Defaulting Party is not paying without just cause its bills when due; if the Defaulting Party ceases to be a going concern; makes an assignment for the benefit of creditors or a similar disposition of the assets of the business; or if the Defaulting Party either ceases or suspends operations for reasons other than a strike, (the duration of which shall not exceed 60 days) -- then the Non-Defaulting Party may immediately terminate this Agreement on notice to Defaulting Party unless the Defaulting Party immediately gives adequate assurance of the future performance of this Agreement by establishing an irrevocable letter of credit (issued by a U.S. bank acceptable to the Non-Defaulting Party, on terms and conditions acceptable to the Non-Defaulting Party, and in an amount sufficient to cover all amounts potentially due from the Defaulting Party under this Agreement) that may be drawn upon by the Non-Defaulting Party if the Defaulting Party does not fulfill its obligations under this Agreement in a timely manner. If bankruptcy proceedings are commenced with respect to the Defaulting Party and if this Agreement has not otherwise terminated, then the Non-Defaulting Party may suspend all further performance of this Agreement until the Defaulting Party assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision. Any such suspension of further performance by the Non-Defaulting Party pending the Defaulting Party's assumption or rejection shall not be a breach of this Agreement and shall not affect the Non-Defaulting Party's right to pursue or enforce any of its rights under this Agreement or otherwise.
       B.   BREACH
            1. Except as specified in Section XV.,B.,2, below, if either party (the "Defaulting Party") shall refuse, neglect, or fall to perform, observe, or keep any material covenants, agreements, terms, or conditions of this Agreement and such refusal, neglect, or failure shall continue for a period of 30 days after written notice to cure such default to the Defaulting Party, then the other party may upon an additional 15 days' notice to the Defaulting Party terminate this Agreement. If a notice of default is delivered and a notice of termination is not delivered within 45 days thereafter the other party shall be deemed to have waived its right to terminate for the particular occurrence of breach for which the Defaulting Party received notice.
            2. If RDU Operations fail to meet the performance criteria specified in Section III.,D.,1.,a. for any three consecutive month period, then Midway may terminate this Agreement upon 15 days written notice to RDU.
       C.   LIABILITY AT TERMINATION
       Any termination pursuant to this Agreement shall be without additional liability to the party initiating such termination and shall not be construed to relieve any party of any debts or obligations, monetary or otherwise, to the other party that shall have accrued hereunder prior to the effective date of such termination. Either party shall be entitled to any and all damages recoverable under law or in equity against the other for any material breach hereof.

XVI.   ASSIGNMENT, MERGER AND ACQUISITION
       A.   ASSIGNMENT
       This Agreement may be terminated by either Midway or RDU (the "terminating party") if there is an assignment of this Agreement or of any of the rights, duties or obligations of the other party (except an assignment of the right to receive money to be paid hereunder) without the prior written consent of the terminating party. In the event that this Agreement is assigned, whether by operation of law or otherwise, without such consent having been given in writing, the terminating party shall have the right to terminate the Agreement immediately by written notice to the other party.

       B.   MERGER AND ACQUISITION
       If any party becomes controlled or is acquired by another air carrier, not owned or controlled by an Affiliate of that party, then the non-acquired party may terminate this Agreement without liability to the acquired party, except that all amounts due and payable by either party and all liabilities of either party shall survive such termination.

XVII.  CHANGE OF LAW
       If there is a material change in the statutes governing the economic regulation of air transportation, or in the applicable rules, regulations or orders or interpretation of any such rule, regulation or order of the DOT or other department of the government having jurisdiction over air transportation, which change or changes materially affect the rights or obligations of any party, then the parties shall consult within 30 days to determine what, if any, changes to this Agreement are necessary or appropriate. If the parties are unable to agree whether any change or changes to this Agreement are necessary and appropriate, or to the terms of such changes, or termination of this Agreement, and such failure to agree continues for 30 days, then this Agreement may be terminated by any party upon 30 days prior written notice. Any such termination shall be without additional obligation or liability to any parties except that such termination shall not relieve any party of any debt or obligation accruing prior to the effective date of termination.

XVIII. TAXES AND PERMITS
       A.   INDEMNIFICATION FOR FEES, TAXES AND CHARGES
       RDU and Midway agree to pay on demand and to indemnify and hold each other harmless from all real and personal property, sales and use, occupational, gross receipts, value added, income, franchise and any other taxes, customs, duties, excise taxes, fees, charges, or assessments, of any nature whatsoever imposed by any federal, state, local or foreign government or taxing authority together with any liens, or interest thereon ("fees, taxes and other charges") upon RDU or Midway respectively, with respect to the performance of this Agreement, or to RDU's or Midway's operations, respectively, or the equipment contained therein or services provided thereby, or the revenues derived therefrom. If a claim is made for any fees, tax and other charges referred to above, the indemnified party shall promptly notify the other party. If the indemnifying party makes a good faith written request, the indemnified party shall, upon receipt of evidence that adequate provision for the payment of such taxes has been made, contest the validity, applicability or amount of such fees, taxes and other charges at the indemnifying party's expense. Upon demand the indemnifying party shall pay all expenses (including, without limitation, all costs, expenses, losses, legal and accountants' fees, penalties and interest) in making payment, protesting or seeking refund of such fees, taxes and other charges.
       B.   INDEMNIFICATION FOR EMPLOYEE TAXES AND OBLIGATIONS
       Midway and RDU shall pay to the appropriate authority and shall indemnify and hold the other party harmless from all Federal or state payroll taxes, FICA, unemployment tax, state unemployment compensatory contribution, disability benefit payments, insurance costs, and any other assessments or charges which relate directly or indirectly to the employment by the indemnifying party of its employees.
       C.   LEGAL OBLIGATIONS
       Midway and RDU shall comply with all federal, state, and local laws, rules and regulations, shall timely obtain and maintain any and all permits, certificates, or licenses necessary for the full and proper conduct of their operations, and shall pay all fees assessed for airport use including but not limited to, landing fees, airport user fees, and prorated airport facility fees. Further, Midway and RDU shall comply with all mandatory resolutions issued by the Air Transport Association of America ("ATA") and all non-binding recommended resolutions of the ATA regarding, but not limited to, baggage claim processing.

XIX.   NOTICES
       All notices, approvals, requests or demands shall be in writing and shall be deemed to have been given if sent by certified mail, postage prepaid, to Midway, addressed as follows:

                                             Midway Airlines Corporation
                                             300 West Morgan Street
                                             Durham, NC 27702
                                             Attn: President

and to RDU, addressed as follows:
                                             RDU Co.
                                             190 Norwest Financial Center
                                             7900 Xerxes Avenue South
                                             Bloomington, MN 55431
                                             Attn: President
                                             Fax # 612/767-7002



or to such other addresses in the continental United States as the parties may specify in writing. Notices may be sent by fax to the above fax numbers and shall be deemed to be received 2 hours after the time of their proper transmission.

XX.    APPROVALS, WAIVERS AND AMENDMENTS
       A.   APPROVAL REQUESTS AND RESPONSES
       Whenever this Agreement requires prior approval or consent, the party seeking consent shall make a timely request therefore. All consent or approvals shall be in writing. The parties may also consider other reasonable written requests to waive any obligations. If prior approval is required and requested under any provision in this Agreement, then the absence of a denial within 10 days after a request shall be deemed to be an approval thereof.
       B.   WAIVER OF COMPLIANCE
       No failure by either party to exercise any power reserved to it by this Agreement, or to insist upon strict compliance with this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of a party's right to demand exact compliance with this Agreement. Waiver by such party of any particular default by the other party shall not affect or impair such party's rights with respect to any subsequent default of the same, similar or different nature, nor shall any delay, forbearance or omission of such party to exercise any power or right arising out of any breach or default by the other party of any of the terms, provisions or covenants hereof, affect or impair such party's right to exercise the same, nor shall such constitute a waiver by such party of any right hereunder, or the right to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term. Subsequent acceptance by either party of any payments due to it shall not be deemed to be a waiver by such party of any preceding breach by the other party of this Agreement.
       C.   WRITTEN AMENDMENTS
       All amendments to this Agreement shall be in writing and signed by both parties.

XXI.   GOVERNING LAW
       This Agreement shall be governed by Minnesota law.

XXII.  ARBITRATION
       If there shall be any dispute between the parties hereto with respect to either the terms of, or the parties obligations or performances under this Agreement, or any other agreement between the parties executed pursuant to this Agreement, then the same shall be submitted to the American Arbitration Association (the "AAA") for resolution pursuant to the rules and procedures of the AAA and the parties shall seek to cause AAA to make a determination within thirty (30) days of such submission. The determination of the AAA shall be conclusive and binding on each party. The fees of the AAA shall be allocated and paid by Midway and RDU, or divided between them, on a basis determined by the AAA to be fair taking into account the correctness of the positions asserted by each of them with respect to the disputed matters resolved by the AAA.

XXIII. CUMULATIVE REMEDIES
       No right or remedy conferred upon or reserved to RDU or Midway by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

XXIV.  FORCE MAJEURE
       Except for any payments due hereunder, neither party shall be liable for delays or failure in performance (including, without limitation, RDU's failure to meet the performance standards of Article III.D.I.a. above) directly caused by the other party's failure to perform hereunder or by acts of God, acts of terrorism or hostilities, war, fire, general acts of governmental entities or the issuance of court orders (i.e. those taken or issued with respect to either RDU and/or Midway's industry or aircraft generally and not specifically RDU or Midway), weather, field conditions, Air Traffic Control operations or any other cause, whether similar or dissimilar, but in each case beyond the control of the party charged with such delay or non-performance.

XXV.   SEVERABILITY
       Each non-material term or provision of this Agreement is considered severable. If a non-material term or provision is declared to be invalid by a court or agency having jurisdiction, such declaration shall not impair the operation of, or have any the other effect upon the valid terms or provisions of this Agreement, and the valid terms and provisions shall remain in effect and binding.

XXVI.  ACKNOWLEDGMENTS
       A.   DISCLAIMER OF WARRANTIES
       There have been no express or implied warranties or guarantees by either party regarding the potential volume, profits or success of the business venture contemplated by this Agreement.
       B.   UNDERSTANDING
       Each party has received, read and understood this Agreement and its Exhibits.

XXVII. ENTIRE AGREEMENT
       This Agreement is the complete, final and exclusive agreement between Midway and RDU.

IN WITNESS WHEREOF, the parties have caused this Agreement to be entered into and signed by their authorized officers, as of August 8, 1995.


RDU, Co.                                  MIDWAY AIRLINES CORPORATION

By:    /s/Douglas G. Voss                 By:     /s/John N. Selvaggio
       ----------------------                --------------------------

Name:  Douglas G. Voss                    Name:   John N. Selvaggio
       ----------------------                --------------------------

Title: President                          Title:  President
       ----------------------                --------------------------

                                    EXHIBIT A


PRIMARY LOCATIONS

AVL    *    *
BWI    *    *
CAE    GSP  ORF
*      HHH  *
CHS    IAD  *
CMH    ILM  RIC
*      *    *
       MYR  *

RESERVED CITIES

*      *    SAV
*      *








       ____________
       * Signifies marked portion deleted and filed separately with the Commission pursuant to request for confidential treatment.

                                    EXHIBIT B
                             Implementation Schedule

Phase 1

MONTH                         AIRCRAFT                 SERVICE COMMENCEMENT

October 1, 1995               2 B1900                  *, *
October 15, 1995              2 EM2                    *, *
October 29, 1995              2 B1900                  *, *
November 15, 1995             2 EM2                    MDT, CLE
December 14, 1995             2 EM2                    CLT, *



Understanding that opportunities with the November directional bank schedules will change from the current Midway schedule, service to the following cities could commence during Phase 1 of the Midway Connection schedule implementation:

                                        *







     ____________
     * Signifies marked portion deleted and filed separately with the Commission pursuant to request for confidential treatment.